Exhibit 10.6

THIS AMENDING AGREEMENT is made as of the  30th day of November, 2012.

AMONG:
HAIR RESEARCH AND SCIENCE EST. a Seller incorporated under the laws of the Principality of Lichtenstein and with its principal offices at Rätikonstrasse 13, 9490 Vaduz, Liechtenstein;

(hereinafter called, the "Seller")

AND:
BIOLOGIX HAIR SCIENCE LTD., a company incorporated under the laws of Barbados and with its principal offices at The Business Center, Upton, St. Michael, Barbados;

(hereinafter called, the "Purchaser")

WHEREAS:

A.
The Seller and the Purchaser have previously entered into that certain Intellectual Property Purchase and Sale Agreement dated for reference April 11, 2012 (the "Purchase Agreement"), which Purchase Agreement incorporated the Convertible Grid Promissory Note dated for reference April 11, 2012 (the “Convertible Note”);

B.	The Seller and the Purchaser now wish to make certain amendments to the provisions of the Purchase Agreement and the Convertible Note; and

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.	All capitalized terms not otherwise defined herein shall have the meanings set out in the Purchase Agreement and Convertible Note, as applicable.

2.	Section 3.1 of the Purchase Agreement is deleted in its entirety and is replaced with the following:

Section 3.1                      Purchase Price. In full consideration of all rights and title and interest granted to Purchaser hereunder, and in consideration of Seller’s representations, warranties and covenants hereunder, the Purchaser agrees to deliver to the Seller $10,640,000 payable to the Seller as follows:

(i)	US $100,000 upon execution of this Agreement by the parties;

(ii)
500,000 common shares of Biologix Hair Inc. (a company incorporated under the laws of the State of Florida with its principal offices at 82 Avenue Road, Toronto, Ontario  M5R 2H2), valued at US$1 per common share, which shares shall be issued on or before June 30th, 2012 pursuant to the a share subscription agreement in the form attached hereto as Schedule “E”;

(iii)	US$10,040,000 in the form of a promissory note (the “Promissory Note”) granted to the seller in the form attached hereto as Schedule “C” and for which the following payment schedule has been agreed:

●	US $500,000 on or before June 30, 2012;

●	US $1,040,000 on or before February 28th, 2013;

●	US $2,000,000 on or before June 30th, 2013;

●	US $3,000,000 on or before October 31st, 2013; and

●	US $3,500,000 on or before January 31st, 2014.

3.
Schedule “C” (Convertible Grid Promissory Note dated for reference April 11, 2012) of the Purchase Agreement is deleted in its entirety and is replaced with the Convertible Grid Promissory Note attached hereto as Exhibit 1.

4.	The Subscription Agreement between Biologix Hair Inc. and the Seller attached hereto as Exhibit 2 shall be incorporated into the Purchase Agreement as Schedule “E”.

5.
In all other respects the terms and conditions of the Purchase Agreement shall continue in full force and effect and the Purchaser hereby agrees and confirms that the Purchase Agreement is in good standing and that the Seller is not in default of any of its obligations under the Purchase Agreement.

6.
Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amending Agreement.

7.	This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

8.
This Amending Agreement may be executed in counterparts and by electronic or facsimile transmission, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Amending Agreement as of the day and year first above written.

HAIR RESEARCH AND SCIENCE EST.

By:	/s/ Renzo Zanolari
Renzo Zanolari, lic.iur
Its:	Director

BIOLOGIX HAIR SCIENCE LTD.

By:	/s/ David Csumrik
David Csumrik
Its:	President and Director

EXHIBIT 1 TO AMENDING AGREEMENT DATED AUGUST 1, 2012

SCHEDULE “C”

CONVERTIBLE GRID PROMISSORY NOTE

USD$10,040,000.00	DATE: APRIL 11, 2012

1.	Promise to Pay

FOR VALUE RECEIVED Biologix Hair Science Ltd. (together with its successors, the “Borrower”) unconditionally promises to pay to Hair Research And Science Est. (the “Lender”), its successors (including any successor by reason of amalgamation) and assigns, or to its order in lawful money of the United States of America, the amount of TEN  MILLION AND FORTY THOUSAND DOLLARS ($10,040,000.00) (the “Principal Amount”) together with interest on the Principal Amount outstanding from time to time under this promissory note (this “Note”), all as recorded by the Lender on the grid attached hereto as Schedule 1 and, if applicable, on any grids attached hereto as subsequently numbered Schedules (collectively, the “Grid”). The Principal Amount outstanding together with accrued and unpaid interest shall be due and be paid in accordance with the following schedule:

●	US $500,000 on or before June 30, 2012;

●	US $1,040,000 on or before February 28th, 2013;

●	US $2,000,000 on or before June 30th, 2013;

●	US $3,000,000 on or before October 31st, 2013 and;

●	US $3,500,000 on or before January 31st, 2014.

Each of the above payment deadlines are sometimes referred to herein as the “Maturity Date.”  Capitalized terms used but not defined herein have the meanings given in the Intellectual Property Purchase and Sale Agreement between the Borrower and the Lender dated the date of this Note (the “Purchase Agreement”).

2.	Interest

The Principal Amount outstanding at any time and from time to time shall bear interest from and including the date hereof to but excluding the Maturity Date at the rate of 5% per annum (calculated on the basis of a year of 365 days). Such interest shall be calculated and accrue daily and shall be payable (without compounding) July 31, 2014.

Following the occurrence of an Event of Default, the Principal Amount outstanding at any time and from time to time and any accrued but unpaid interest shall bear interest at the rate equal to 12% per annum (calculated on the basis of a year of 365 days).  Such interest shall accrue daily and shall be payable on demand.

3.	Criminal Rate of Interest

In no event shall the aggregate interest payable to the Lender under this Note exceed the effective annual rate of interest lawfully permitted under the law of Liechtenstein or any other law applicable to the Seller or the Borrower.  Further, if any payment, collection or demand pursuant to this Note in respect of such interest is determined to be contrary to any provisions of applicable laws, such payment, collection, or demand shall be deemed to have been made by mutual mistake of the Lender and the Borrower and such “interest” shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in the receipt by the Lender of interest at a rate not in contravention of applicable law.

4.	Interest Rate

Each interest rate which is calculated under this Note on any basis other than a full calendar year (the “deemed interest period”) is equivalent to a yearly rate calculated by dividing such interest rate by the actual number of days in the deemed interest period, then multiplying such result by the actual number of days in the calendar year (365 or 366).

5.	Prepayment

The Borrower shall be entitled to prepay all or any portion of the Principal Amount outstanding, provided that the Borrower has first provided at least 30 days’ prior written notice to the Holder (as defined below). For greater certainty, the Holder shall be entitled to elect to exercise the right of conversion provided for in this Note during such 30-day notice period. Any payments in respect of amounts due under this Note shall be applied first in satisfaction of any accrued and unpaid interest, and then to the Principal Amount outstanding.

6.	Conversion

The Lender may, at the Lender’s option, at any time and from time to time prior to the close of business of the Borrower on the fifth business day prior to the Maturity Date, elect to convert, in whole or in part, the Principal Amount outstanding and accrued but unpaid interest into common shares (“Common Shares”) in the capital of the Biologix Hair Inc. (the “Borrower Parent”), a company incorporated under the laws of the State of Florida with its principal offices at 82 Avenue Road, Toronto, Ontario  M5R 2H2.. Each Common Share so issued will for these purposes be valued based on a conversion price (the “Conversion Price”) equal to: (i) if the Borrower Parent is a privately held company upon the Notice of Conversion, the greater of (a) US$1 per Common Share and (b) the price per Common Share of most recent private placement of securities completed by the Borrower Parent as at the applicable Maturity Date less 20%; or (ii) if upon the Notice of Conversion the Borrower Parent is a public company whose securities are listed on a stock exchange or quoted on an over-the-counter quotation system (whether directly or resulting from a Capital Reorganization (as defined in Section 7 (b) (iv) below)), a price per Common Share equal to the average daily closing price of the Common Shares during the 10 day period beginning on the date of the Notice of Conversion, less 20%.

The Lender, or the current holder of this Note (the “Holder”), shall give a minimum of five business days prior written notice (“Notice of Conversion”) to the Borrower and the Borrower Parent at their address for purposes of notice under Section 13 together with the Conversion Form attached hereto as Exhibit B exercising the right to convert this Note in accordance with the provisions hereof. Thereupon the Holder shall be entitled to be entered in the books of the Borrower Parent as at the date of conversion as the holder of the number of Common Shares into which this Note (or the portion converted) is convertible in accordance with the provisions of this Section and, as soon as practicable thereafter and upon surrender of this Note to the Borrower, the Borrower Parent shall deliver to the Holder a certificate or certificates for such Common Shares.

If the Lender provides a Notice of Conversion to the Borrower and Borrower Parent with respect to the conversion of a portion of the principal amount outstanding under this Note, the Borrower shall issue to the Lender a new convertible promissory note, having the same terms and conditions as this Note, representing the principal amount of the Note not converted.

For the purposes of this Section, this Note shall be deemed to be surrendered for conversion on the date (herein called “Conversion Date”) which is five business days following the date on which Notice of Conversion is received by the Borrower and Borrower Parent, provided that if this Note is surrendered for conversion on a day on which the register of Common Shares is closed, the Holder shall become the holder of record of such Common Shares as at the date on which such register is next re-opened.

The Borrower Parent shall not be required to issue fractional Common Shares upon the exercise of any conversion right. In lieu of fractional Common Shares, the number of Common Shares issuable on conversion shall be rounded up or down, as the case may be, to the nearest whole Common Share. For greater certainty, no cash payments shall be made by the Borrower or Borrower Parent in lieu of issuing any fractional interest in a Common Share.

The Borrower Parent covenants that it will issue and deliver to the Lender certificates evidencing such number of Common Shares as shall then be issuable upon the conversion of this Note or such portion of it as is specified in the Notice of Conversion.  The Borrower Parent covenants that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable. The Lender acknowledges and agrees that such certificates may bear legends regarding applicable restrictions on transfers of the Common Shares under applicable Canadian and U.S. securities laws. The Borrower Parent represents and warrants that a sufficient number of Common Shares are authorized and have been reserved for issuance to satisfy the Borrower’s and Borrower Parent’s obligations on conversion of the Note.

The Borrower Parent shall not declare or pay dividends in respect of the Common Shares following receipt by the Borrower Parent of the Notice of Conversion, until after the Conversion Date.

7.	Anti-Dilution Protection

(a)
Definitions:  For the purposes of this Section 7, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this Section 7:

(i)	“Adjustment Period” means the period commencing on the date of issue of the Note and ending at the Maturity Date;

(ii)
“Current Market Price” of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the Over-the-Counter Bulletin Board or such other stock exchange or over-the-counter market as may be selected by the directors of the Borrower Parent for such purpose during the period of any twenty consecutive trading days ending not more than five business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the directors of the Borrower Parent;

(iii)
“director” means a director of the Borrower Parent for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Borrower Parent as a board or, whenever empowered, action by the executive committee of such board; and

(iv)	“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(b)	Adjustments: Subject to Section 7(5), the Conversion Price shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(i)	If at any time during the Adjustment Period the Borrower Parent shall:

(A)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(B)
fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(C)	subdivide the outstanding Common Shares into a greater number of Common Shares; or

(D)	consolidate the outstanding Common Shares into a smaller number of Common Shares,

(any of such events in subsections (i), (ii), (iii) and (iv) above being herein called a “Common Share Reorganization”), the Conversion Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Conversion Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(1)	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

(2)
the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 7(b)(i) as a result of the fixing by the Borrower Parent of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Conversion Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(ii)
If at any time during the Adjustment Period the Borrower Parent shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than forty-five days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than the Current Market Price of the Common Shares on such record date (any of such events being called a “Rights Offering”), the Conversion Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Conversion Price in effect on such record date by a fraction:

(A)	the numerator of which shall be the aggregate of

(1)	the number of Common Shares outstanding on the record date for the Rights Offering, and

(2)	the quotient determined by dividing

A.
either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

B.	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(B)
the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this Section 7(b)(ii), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be.  Any Common Shares owned by or held for the account of the Borrower Parent shall be deemed not to be outstanding for the purpose of any such calculation.  To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 7(b)(ii) as a result of the fixing by the Borrower Parent of a record date for the issue or distribution of rights, options or warrants referred to in this Section 7(b)(ii), the Conversion Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iii)	If at any time during the Adjustment Period the Borrower Parent shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

(A)	shares of the Borrower Parent of any class other than Common Shares;

(B)
rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than forty-five days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share) at the date of issue of such securities to the holder of at least the Current Market Price of the Common Shares on such record date);

(C)	evidences of indebtedness of the Borrower Parent; or

(D)	any property or assets of the Borrower Parent;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Conversion Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Conversion Price in effect on the record date for the Special Distribution by a fraction:

(1)	the numerator of which shall be the difference between

A.	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

B.
the fair value, as determined in good faith by the directors of the Borrower Parent, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(2)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Borrower Parent shall be deemed not to be outstanding for the purpose of such calculation.  To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 7(b)(iii) as a result of the fixing by the Borrower Parent of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this Section 7(b)(iii), the Conversion Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iv)	If at any time during the Adjustment Period there shall occur:

(A)
a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(B)
a consolidation, amalgamation, arrangement or merger of the Borrower Parent with or into another body corporate which results in a reclassification or re-designation of the Common Shares or a change of the Common Shares into other shares or securities;

(C)	the transfer of the undertaking or assets of the Borrower Parent as an entirety or substantially as an entirety to another Company or entity;

(any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon conversion of the Note, in lieu of the number of Common Shares to which the Holder was theretofor entitled upon the conversion of the Note, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares which the Holder was theretofore entitled to purchase or receive upon the conversion of the Note.  If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Note with respect to the rights and interests thereafter of the Holder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Note.

(v)
If at any time during the Adjustment Period any adjustment or readjustment in the Conversion Price shall occur pursuant to the provisions of Sections 7(b)(i), (ii), or (iii) of this Note, then the number of Common Shares purchasable upon the subsequent conversion of the Note shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares issuable on conversion of the Note immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Conversion Price.

(c)	Rules: Subject to Section 7(d), the following rules and procedures shall be applicable to adjustments made pursuant to this Section 7:

(i)	Subject to the following sections of this Section 7(c), any adjustment made pursuant to Section 7 shall be made successively whenever an event referred to therein shall occur.

(ii)
No adjustment in the Conversion Price shall be required unless such adjustment would result in a change of at least one per cent in the then Conversion Price; provided, however, that any adjustments which except for the provision of this subsection (ii) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment.  Notwithstanding any other provision of Section 7, no adjustment of the Conversion Price shall be made which would result in an increase in the Conversion Price (except in respect of a consolidation of the outstanding Common Shares).

(iii)
If at any time during the Adjustment Period the Borrower Parent shall take any action affecting the Common Shares, other than an action or event described in Section 7, which in the opinion of the directors would have a material adverse effect upon the rights of the Holder, the Conversion Price shall, subject to any necessary regulatory approval, be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances, provided that no such action shall be taken unless and until the Holder has been provided with notice of such proposed action and the consequences thereof.

(iv)
If the Borrower Parent sets a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Conversion Price shall be required by reason of the setting of such record date.

(v)
No adjustment in the Conversion Price shall be made in respect of any event described in Section 7 if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had converted the Note prior to or on the record date or effective date, as the case may be, of such event. Any such participation by the Holder is subject to regulatory approval.

(vi)
In any case in which this Note shall require that an adjustment shall become effective immediately after a record date for an event referred to in Section 7 hereof, the Borrower Parent may defer, until the occurrence of such event:

(A)
issuing to the Holder, to the extent that the Note is converted after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

(B)	delivering to the Holder any distribution declared with respect to such additional Common Shares after such record date and before such event;

provided, however, that the Borrower Parent hall deliver to the Holder an appropriate instrument evidencing the right of the Holder upon the occurrence of the event requiring the adjustment, to an adjustment in the Conversion Price or the number of Common Shares purchasable upon the conversion of the Note and to such distribution declared with respect to any such additional Common Shares issuable on the conversion of the Note.

(d)
Notice:  Subject to Section 7(e), at least 21 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Holder under this Note, including the Conversion Price, the Borrower Parent shall deliver to the Holder a certificate of the Borrower Parent specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment.  In case any adjustment for which a notice in this Section 7(d) has been given is not then determinable, the Borrower Parent shall promptly after such adjustment is determinable deliver to the Holder a certificate providing the calculation of such adjustment.  The Borrower Parent hereby covenants and agrees that the register of transfers and share transfer books for the Common Shares will be open, and that the Borrower Parent will not take any action which might deprive the Holder of the opportunity of exercising the rights of conversion contained in this Note, during such 21 day period.

(e)
Board Discretion: Notwithstanding any of the foregoing provisions of this Section 7, the board of directors of the Borrower Parent may, subject to any required regulatory approval, vary the procedures described in this Section 7 if it determines in good faith having regard to the intentions underlying these provisions that such procedures would yield an unintended result, provided that such varied procedures are not prejudicial to the interests of the Holder, and the Holder is provided with notice of such proposed variation and the consequences thereof.

8.	Covenants

(a)            Corporate Existence. Each of the Borrower and Borrower Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. Each of the Borrower and Borrower Parent shall cause each of its subsidiaries to preserve and keep in full force and effect its corporate, partnership or other existence, in each case, except as would not otherwise have a material adverse effect on the business, assets, operations, condition, financial or otherwise, of the Borrower or Borrower Parent, and their respective subsidiaries, taken as a whole.

(b)           Ranking. The Borrower shall not permit any of its subsidiaries to guarantee or otherwise be liable for, directly or indirectly, any indebtedness for borrowed money unless such subsidiary shall provide a guarantee of the obligations of the Borrower hereunder. The Borrower shall not and shall not permit any of its subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any lien that secures obligations under any indebtedness for borrowed money (including any guarantee in respect thereof) unless the obligations of the Borrower hereunder (and the obligations of any subsidiary under any guarantee provided in connection herewith) rank in subordination to this Note.

(c)           Fundamental Changes. The Borrower shall not, and shall not permit any of its subsidiaries to, enter into any transaction whereby all or substantially all of the assets of the Borrower and its subsidiaries (determined on a consolidated basis) would become the property of any other person (whether by way of reorganization, merger, amalgamation, arrangement, consolidation, transfer, sale or otherwise).

(d)           Inspection.The Lender shall have the right, through an independent certified public accountant (provided that such independent certified public accountant is not compensated on a contingency basis), subject to execution of a written non-disclosure agreement with the Borrower Parent or Borrower, as applicable, in form and content satisfactory to the Borrower Parent and Borrower Parent, in their reasonable discretion, to inspect books of account and other records, relating exclusively to the subject matter of this Agreement, for the purposes of assessing and verifying in interest in conversion pursuant to this Agreement.  The Borrower and Borrower Parent shall each have the right to have a representative present at all such inspections.  The Lender warrants that all such audits shall be carried out in a manner calculated not to unreasonably interfere with the conduct of the Borrower’s or Borrower Parent’s business.  The cost of such inspection, examination or audit shall be borne by the Lender.  The Lender shall have the right to exercise its right of inspection hereunder once per 12 month period following the date of this Agreement.  Inspections shall take place during normal business hours at the Borrower or the Borrower Parent’s place of business (as applicable) and shall not exceed 3 business days or 12 hours in the aggregate per annual inspection.  Lender shall provide Borrower and Borrower Parent with not less than 30 days notice prior to any inspection.

9.	Events of Default

All amounts due under this Note shall immediately become due and payable without any notice, presentation, demand, protest or other action or notice to the Borrower if any one or more of the following events of default (an “Event of Default”) has occurred and is continuing:

(a)	the Borrower fails to make payment when due of the Principal Amount outstanding or of any accrued interest when due;

(b)	any representation and warranty of the Borrower in the Purchase Agreement or any Collateral Document shall be inaccurate in any material respect when made or deemed to be made;

(c)
any Collateral Document after delivery thereof shall for any reason (other than pursuant to, and in accordance with, the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the collateral purported to be covered thereby;

(d)
the Borrower shall default in the payment of any principal of or interest on any indebtedness (whether at stated maturity or at mandatory or optional prepayment or otherwise) and such default shall continue beyond any applicable grace period set forth in the agreements or instruments evidencing or relating to such indebtedness, or any default or event of default shall occur under any agreement or instrument evidencing or relating to any indebtedness if the effect thereof is to accelerate the maturity thereof, or to permit the holder or holders of such indebtedness, to accelerate the maturity thereof, or to require the mandatory prepayment or redemption thereof;

(e)
the Borrower shall fail to perform, observe or comply with, in any material respect, any of its covenants herein, in the Purchase Agreement or in the Collateral Documents (other than as provided in clauses (a), (c) and (d) above;

(f)
the Borrower (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding or order instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets) occurs, or (iv) takes any corporate action to authorize any of the above actions.

10.	Grid Notations

The undersigned agrees that the entries by the Lender on the Grid of advances and payments shall be prima facie proof of the matters so recorded. The failure to record any amount on the Grid, however, shall not limit the obligation of the Borrower to repay the principal amount of the advances under this Note together with any and all interest accruing thereon or limit the right of the Lender to recover any amount due and payable hereunder.

11.	Application of Payments

Any payments in respect of amounts due under this Note shall be applied first in satisfaction of any accrued and unpaid interest, and then to the Principal Amount outstanding.

12.	Waiver by the Borrower

The Borrower waives demand, presentment for payment, notice of non-payment, notice of dishonour, notice of acceleration, and notice of protest of this Note.

13.	No Waiver by the Lender

Neither the extension of time for making any payment which is due and payable under this Note at any time or times, nor the failure, delay, or omission of the Lender to exercise or enforce any of its rights or remedies under this Note, shall constitute a waiver by the Lender of its right to enforce any such rights and remedies subsequently.  The single or partial exercise of any such right or remedy shall not preclude the Lender’s further exercise of such right or remedy or any other right or remedy.

14.	Transfer

This Note, including all rights and obligations associated hereunder, shall be transferable at the Holder’s option, in whole or in part, subject to applicable securities law; provided that the Borrower shall not be liable for any additional costs that may be associated or incurred in connection with the transfer, including without limitation any withholding taxes.

Not later than 5 business days after notice to the Borrower from the Holder of its intention to make such transfer or exchange is received by the Borrower and without expense to the Holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Borrower shall issue in exchange therefor another note or notes for the same aggregate principal amount as the unpaid principal amount of this Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as this Note so surrendered. If the Holder proposes to transfer this Note in part, the Borrower shall issue a note or notes for the aggregate principal amount to be transferred, on the same basis noted in the preceding sentence, and issue a replacement note for the part not transferred to the Holder. Each new Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Borrower may elect not to permit a transfer of this Note if it has not obtained reasonable assurances that such transfer is exempt from the prospectus and registration requirements under applicable securities law.

15.	Notices

Any notice or other communication that is required or permitted to be given pursuant to this Note shall be in writing and will be validly given if delivered in person (including by courier service) or transmitted by electronic delivery as follows:

if to the Lender:	Hair Research And Science Est., Rätikonstrasse 13, 9490 Vaduz, Liechtenstein Attention: Renzo Zanolari, lic.iur E-mail: renzo.zanolari@audax.li
if to the Borrower:	Biologix Hair Science Ltd., The Business Center, Upton, St. Michael, Barbados Attention: David Csumrik E-mail: david@longview.bb
If to the Borrower Parent	Biologix Hair Inc., 82 Avenue Road Toronto, Ontario Canada M5R 2H2 Attention: Ron Holland E-mail: rh@biologixhair.com
And in all instances with a copy to:
W.L. Macdonald Law Corporation 4th Floor - 570 Granville Street, Vancouver British Colombia, Canada V6C 3P1 Fax: 604.681.4760 E-mail: wmacdonald@wlmlaw.ca

Any such notice or other communication will be deemed to have been given and received on the day on which it was delivered or transmitted by electronic delivery (or, if such day is not a Business Day, on the next following Business Day). Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section.  For the purposes of this Note, “Business Day” means any day, other than a Saturday or Sunday, on which banks in Liechtenstein are open for commercial banking business during normal banking hours.

16.	Governing Law and Successors

This Note is made under and shall be governed by and construed in accordance with the laws of Liechtenstein, and shall enure to the benefit of the Lender and its successors (including any successor by reason of amalgamation) and assigns, and shall be binding on the Borrower and its successors (including any successor by reason of amalgamation) and permitted assigns.

[Signature Page Follows]

BIOLOGIX HAIR SCIENCE LTD. as Borrower

By:	/s/ David Csumrik
Name: David Csumrik
Title: President and Director

BIOLOGIX HAIR INC. as Borrower Parent

By:	/s/ Ron Holland
Name: Ron Holland
Title: Chief Executive Officer and Chairman

Acknowledged and agreed this 11th day of April, 2012.

HAIR RESEARCH AND SCIENCE EST., as Lender

By:	/s/ Renzo Zanolari
Name: Renzo Zanolari, lic.iur
Title: Director

EXHIBIT A

ASSIGNMENT FORM

TO:	BIOLOGIX HAIR SCIENCE LTD. (the “Borrower”)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following person all rights of the undersigned pursuant to the convertible grid promissory note issued by the Borrower dated April 11, 2012.

Name of Assignee:

Address:

and the undersigned hereby irrevocably constitutes and appoints such assignee to be the lawful attorney of the undersigned to transfer such rights to the Note on the books of the Borrower, with full power of substitution.

The undersigned hereby certifies that the transfer of these securities is not being made in any public offering and: (a) that the transferee is an “accredited investor”, as such term is defined in Rule 501(a) of the United States Securities Act of 1933.

Date:  _________________

Name:

Title (if applicable):

Address:

EXHIBIT B

CONVERSION FORM

TO:	BIOLOGIX HAIR SCIENCE LTD. (the “Borrower”) BIOLOGIX HAIR INC. (“BHI”)

The undersigned hereby irrevocably elects to convert into common shares of BHI as defined in and in accordance with the terms of said Note (check one):

☐	all of the Principal Amount outstanding, together with any accrued but unpaid interest; or
☐
all accrued but unpaid interest, together with US$                                     principal amount of the Note.  The Borrower shall issue and deliver to the undersigned a note representing the balance of the principal amount as promptly as practicable.

DATED at __________________ this _____ day of _____________, ______.

Per:
Address:

EXHIBIT 2 TO AMENDING AGREEMENT DATED AUGUST 1, 2012

SCHEDULE “E”

Subscription Agreement for Common Shares of Biologix Hair Inc.

Confidential
Private Placement Subscription Agreement
Regulation S

BIOLOGIX HAIR INC.
82 Avenue Road
Toronto, ON  M5R 2H2
Canada

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PRIVATE PLACEMENT SUBSCRIPTION
Regulation S - Worldwide

BIOLOGIX HAIR INC.
82 Avenue Road
Toronto  ON  M5R 2H2
Canada

PRIVATE PLACEMENT

INSTRUCTIONS TO SUBSCRIBER:

1.	COMPLETE the information on page 3 of this Subscription Agreement.

2.	COURIER the originally executed copy of the entire Subscription Agreement, together with the Questionnaires, to the Company at:

BIOLOGIX HAIR INC.
82 Avenue Road
Toronto  ON  M5R 2H2
Canada

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PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:           BIOLOGIX HAIR INC.  (the “Company”) - Subject and pursuant to the attached “Terms and Conditions” of this Subscription Agreement, including all schedules and appendices attached hereto, the Subscriber hereby irrevocably subscribes for, and on the Closing Date, will purchase from the Company, the following securities at the following price:

Number of Shares Subscribed for: 1,000,000 Shares
US$0.80 per Share for a total purchase price of $ 1,000,000
The Subscriber previously owns, directly or indirectly, the following securities of the Company:

[Check if applicable] The Subscriber is ☐ an affiliate of the Company

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS if different

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

City, Postal Code	City, Postal Code

Tax I.D./E.I.N./S.S.N.	Telephone Number

EXECUTED by the Subscriber this _______ day of _____________, 2012.

WITNESS:	EXECUTION BY SUBSCRIBER:
X
Signature of Witness	Signature of individual (if Subscriber is an individual)
X
Name of Witness	Authorized signatory (if Subscriber is not an individual)

Address of Witness	Name of Subscriber (please print)

Name of authorized signatory (please print)
ACCEPTED and EFFECTIVE this ______day of ____________________, 2012
BIOLOGIX HAIR INC.	Address of Subscriber (residence)
per:
Telephone Number
Authorized Signatory
E-mail address

Social Security/Insurance No.:
By signing this acceptance, the Subscriber agrees to be bound by the term and conditions of this Subscription Agreement.

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NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

TERMS AND CONDITIONS

9.	Subscription

(a) The above signed (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of shares of the Company's common stock (the "Shares") as set out on page 3 of this Subscription Agreement at a price of US$0.80 per Share (such subscription and agreement to purchase being the "Subscription"), for the total subscription price as set out on page 3 of this Subscription Agreement (the "Subscription Proceeds"), which Subscription Proceeds are tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth herein. The Shares are also referred to as the “Securities”.

(b) The Company hereby agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber the Shares.  Subject to the terms hereof, the Subscription Agreement will be effective upon its acceptance by the Company.

(c) Unless otherwise provided, all dollar amounts referred to in this Subscription Agreement are in lawful money of the United States of America.

10.	Payment

(a) The Subscription Proceeds must accompany this Subscription and shall be paid to the Company by wire transfer, certified cheque, bank draft or money order.  The Subscription Proceeds may also be wired to the Company pursuant to the wire instructions attached as an Appendix.

(b) The Subscriber acknowledges and agrees that this Subscription Agreement and any other documents delivered in connection herewith will be held by the Company's lawyers on behalf of the Company.  In the event that this Subscription Agreement is not accepted by the Company for whatever reason within 60 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement without interest or deduction.

(c) Where the Subscription Proceeds are paid to the Company, the Company may treat the Subscription Proceeds as a non-interest bearing loan and may use the Subscription Proceeds prior to this Subscription Agreement being accepted by the Company.

11.	Questionnaires and Undertaking and Direction

(a) The Subscriber must complete, sign and return to the Company the following documents:

(i) One (1) executed copy of this Subscription Agreement;

(ii) the US Questionnaire in the form attached as Appendix 1 if the Subscriber is resident in the United States.

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(b) The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

12.	Closing

(a) Closing of the purchase and sale of the Securities shall be deemed to be effective on such date as may be determined by the Company in its sole discretion (the "Closing Date").  The Subscriber acknowledges that Shares may be issued to other subscribers under this offering (the "Offering") before or after the Closing Date.  The Company, may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Securities to such subscriber(s) against payment therefore at any time on or prior to the Closing Date.

13.	Acknowledgements of Subscriber

(a) The Subscriber acknowledges and agrees that:

(i)         none of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(ii)        the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(iii)       the decision to execute this Subscription Agreement and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company.  If the Company has presented a business plan to the Subscriber, the Subscriber acknowledges that the business plan may not be achieved or be achievable;

(iv)       the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the sale of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(v)       the decision to execute this Subscription Agreement and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based solely upon a review of publicly available information regarding the Company (the "Company Information");

(vi)      the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by Subscribers during reasonable business hours at its principal place of business and that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s attorney and/or advisor(s);

(vii)      by execution of this Subscription Agreement the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Securities pursuant to this Subscription Agreement;

(viii)     all information which the Subscriber has provided to the Company in the Questionnaire is correct and complete as of the date the Questionnaire is signed, and if there should be any change in such information prior to the Subscription being accepted by the Company, the Subscriber will immediately provide the Company with such information;

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(ix)       the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Subscription Agreement and in the Questionnaire, and the Subscriber will hold harmless the Company from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Subscription Agreement or the Questionnaire;

(x)        it will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(xi)       the issuance and sale of the Securities to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(xii)  it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(xiii)     none of the Securities are listed on any stock exchange and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system;

(xiv)     it is acquiring the Securities as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(xv)      the Subscriber is acquiring the Securities pursuant to an exemption from the registration and prospectus requirements of applicable securities legislation in all jurisdictions relevant to this Subscription, and, as a consequence, the Subscriber will not be entitled to use most of the civil remedies available under applicable securities legislation and the Subscriber will not receive information that would otherwise be required to be provided to the Subscriber pursuant to applicable securities legislation;

(xvi)     the Subscriber has been advised that the business of the Company is in a start-up phase and acknowledges that there is no assurance that the Company will raise sufficient funds to adequately capitalize the business or that the business will be profitable in the future;

(xvii)    the Subscriber recognizes that an investment in the Shares involves certain risks and has taken full cognizance of and understand all of the risk factors related to the business objectives of the Company and the purchase of the Shares. An investment in the Shares offered hereby is speculative and involves a high degree of risk and should not be purchased by persons who cannot afford the loss of their entire investment.  Prospective investors should carefully consider all such risk factors.

(xviii)   Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for its corporate purposes.  In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

(xix)     the Subscriber agrees to indemnify and hold harmless the Company, its officers and directors from and against all damages, losses, costs and expenses (including reasonable attorney’s fees) which they may incur by reason of my failure to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any untrue statement made herein or any breach of the representations and warranties made herein or in any document that I have provided to the Company.

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(xx)       The shares of common stock comprising this offering are not registered under the federal securities laws or qualified under any state securities laws, and they are being sold in reliance upon exemptions under such laws.  The exemptions used require, among other things, that the common stock be purchased for investment purposes only, and not with any current view to the distribution or resale thereof.  Unless the common stock is registered with the SEC and any required state authorities, or an appropriate exemption from such registration is available, a holder of these securities will be unable to liquidate his or her investment in the securities, even though the holder’s personal financial condition may dictate such liquidation.  The certificates representing the shares of common stock will bear appropriate legends referring to restrictions on transferability imposed by the Securities Act and applicable state securities laws.  The common stock may not be pledged, hypothecated, assigned or otherwise disposed of except as permitted under applicable federal and state securities laws or pursuant to registration or exemption therefrom.  Therefore, prospective stockholders who require liquidity in their investments should not invest in the shares.

(xxi)     no documents in connection with the sale of the Securities hereunder have been reviewed by the Securities and Exchange Commission or any state securities administrators;

(xxii)    there is no government or other insurance covering any of the Securities; and

(xxiii)    this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

14.	Representations, Warranties and Covenants of the Subscriber

(a) The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(i)         the Subscriber is resident in the jurisdiction set forth on page 3 underneath the Subscriber’s name and signature;

(ii)        the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(iii)       the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

(iv)      the Subscriber has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber’s decision to invest in the Securities and the Company;

(v)       all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company and the Subscriber will notify the Company immediately of any material change in any such information occurring prior to the closing of the purchase of the Securities;

(vi)       the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

8

(vii)      the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(viii)     it understands and agrees that none of the Securities have been registered under the 1933 Act or any state securities laws, and, unless so registered, none may be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as defined herein) except pursuant to an exemption from, or in a transaction not subject to, the Registration Requirements of the 1933 Act and in each case only in accordance with state securities laws;

(ix)        it is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Shares, and the Subscriber has not subdivided his interest in the Securities with any other person;

(x)        it is able to fend for itself in the Subscription and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(xi)       if it is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account;

(xii)      it understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgments, representations and agreements contained in sections 5 and 6 hereof and agrees that if any of such acknowledgments, representations and agreements are no longer accurate or have been breached, it shall promptly notify the Company;

(xiii)     the Subscriber:

(i) is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the acquisition of the Securities,

(ii) is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii) acknowledges that the applicable securities laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of any of the Securities, and

(iv) represents and warrants that the acquisition of the Securities by the Subscriber does not trigger:

I. any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

II. any continuous disclosure reporting obligation of the Company in the International Jurisdiction, and

(xiv)     the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably

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(xv)      the Subscriber is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(xvi)     no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Securities;

(ii) that any person will refund the purchase price of any of the Securities;

(iii) as to the future price or value of any of the Securities; or

(iv) that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system.

(b) In this Subscription Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S and for the purpose of the Subscription includes any person in the United States.

15.	Acknowledgement and Waiver

(a) The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information.  The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

16.	Representations and Warranties will be Relied Upon by the Company

(a) The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that they may be relied upon by the Company and its legal counsel in determining the Subscriber’s eligibility to purchase the Securities under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under applicable securities legislation.  The Subscriber further agrees that by accepting delivery of the certificates representing the Securities on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber at the Closing Date and that they will survive the purchase by the Subscriber of the Securities and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

17.	Resale Restrictions

(a) The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee as set forth in paragraph 6 of this Subscription Agreement.  The Securities may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

18.	Legending and Registration of Subject Securities

(a) The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

If the Subscriber is a US person:

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“NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(b) The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

19.	Notices to Residents of the European Economic Area

(a) In relation to each member state of the European Economic Area (the “EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”) (each, a “Relevant Member State”), Shares may only be offered or sold in the Relevant Member State under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(i) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Shares shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

20.	Costs

(a) The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Securities shall be borne by the Subscriber.

21.	Governing Law

(a) This Subscription Agreement is governed by the laws of the State of Florida and the federal laws applicable therein.  The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the State of Florida.

22.	Survival

(a) This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

23.	Assignment

(a) This Subscription Agreement is not transferable or assignable.

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24.	Execution

(a) The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

25.	Severability

(a) The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

26.	Entire Agreement

(a) Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

27.	Notices

(a) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Subscriber shall be directed to the address on page 2 and notices to the Company shall be directed to it at the first page of this Subscription Agreement.

28.	Counterparts

(a) This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

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APPENDIX 1

Subscription and Payment

Biologix Hair Inc.

1)  Fax Completed Subscription Agreement to  778-383-6485  or scan and email to pp@biologixhair.com Attention: Placement Department.

2) Courier or Mail original, executed, Subscription Agreement to address below.

3) Wire Funds: USD to Biologix Hair Inc. See bank details below;

4) Courier Payment along with the Original Subscription Form and Certified Check or Bank Draft in US Dollars for the full amount to:

BIOLOGIX HAIR INC.
82 Avenue Road
Toronto  ON  M5R 2H2
Canada

Email: dh@biologixhair.com

TO SEND A WIRE TO THE  BIOLOGIX HAIR INC. BANK ACCOUNT, YOU WILL NEED TO GIVE THE REMITTING BANK THE FOLLOWING INSTRUCTIONS:

BENEFICIARY BANK:

CANADIAN BANK NUMBER:

TRANSIT NUMBER:

BENEFICIARY:                                                      Biologix Hair Inc.

ACCOUNT NUMBER:

SWIFT BIC ADDRESS: